EMPLOYMENT AGREEMENT

EFFECTIVE DATE:      August 14, 1996

EMPLOYMENT DATE:    The date on which  Gerald  Kern can  assume  on a full  time
                    basis,   responsibility   for  the  overall  and  day-to-day
                    operations of Employer, but in no event later than September l, 1996.


TRANSITION PERIOD:  Commencing   August  14,  1996  and  continuing   through  a
                    transition period to expire at the discretion of Employer, but in no event later than December 31, 1996.

EMPLOYER:           GUMTECH INTERNATIONAL, INC.
                    a Utah corporation

EMPLOYEE:           RICHARD RATCLIFF

PURPOSE:
-------

     Employer is in the business of manufacturing, marketing and selling value added gum products to wholesalers and distributors and in the retail and private label markets (collectively, the "Business"). Employer desires to employ Employee as the Chairman of the Board of Directors of Employer, effective on the Effective Date, and as the Senior Vice President of Employer, effective on the Employment Date, and Employee desires to accept such employment, on the terms, covenants and conditions set forth in this Employment Agreement (this "Agreement").

AGREEMENTS:
-----------

     For the reasons set forth above, and in consideration of the mutual promises and agreements set forth in this Agreement, Employer and Employee agree as follows:

l.  Employment Duties.
    ------------------

          l.l Subject to and in accordance with this Agreement, Employer employs Employee as the Chairman of the Board of Directors of Employer, effective on the Effective Date, and as the Senior Vice President of Employer, effective on the Employment Date, and Employee accepts employment with Employer subject to the general supervision and pursuant to the orders, advice and direction of Employer. In his capacity as Chairman of the Board, Employee shall, commencing on the Effective Date, preside at all meetings of the shareholders and of the Board of Directors and shall assist in long range planning and policy-making decisions of Employer and shall in general perform such other duties as shall be designated by the Board of Directors from time to time. In his capacity as the Senior Vice President, he will generally assist the President and perform such other duties from time to time agreed upon by Employer and Employee.

          1.2 Commencing on the Employment Date, Employee shall use his reasonable efforts in the performance of all the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement but shall not be required to devote his full time thereto. Such duties shall be rendered in Phoenix, Arizona, and at such other places as Employer and Employee shall mutually agree upon.

          1.3 Nothing herein contained shall be construed to create a partnership or joint venture between Employer and Employee. Neither party hereto shall be liable for the debts or obligations of the other unless expressly assumed in writing and signed by the parties hereto.

     2. Term. This Agreement shall become effective on the Effective Date and, unless terminated sooner pursuant to Section 5, continue through December 31, 1997.

     3. Compensation and Other Benefits.
        -------------------------------

          3.1 Compensation. For services rendered to Employer hereunder, in whatever capacity rendered, Employee shall have and receive, subject to withholding and other applicable taxes, compensation as follows:

               3.1.1 During the Transition Period, a monthly salary of $5,000 per month, payable monthly commencing on the Effective Date, in arrears in two equal monthly installments.

               3.1.2 On the expiration of the Transition Period through the expiration of the term of this Agreement, a monthly salary of $2,000 per month, payable monthly, in arrears in two equal monthly installments; provided, however, that in the event that Employee is required to expend in excess of 80 hours per month fulfilling his duties hereunder, then Employer and Employee shall renegotiate the monthly salary to be commensurate with the duties hereunder.

          3.2 Business Expenses. Upon submission of proper documentation, Employer shall pay or reimburse Employee for all reasonable and necessary office, telephone, travel and other expenses incurred by him in the pursuit of his duties on behalf of Employer.

          3.3 Employee Benefits. Employee shall be entitled to participate in any other bonus, stock option, incentive compensation, deferred compensation, group medical and dental insurance plans or other plans or programs and to receive any other benefits for which he is eligible and which Employer may provide its employees generally or its officers specifically.

     4. Facilities. Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, offices, secretarial help, and other services and supplies as it deems necessary for Employee's performance of his duties under this Agreement, as established from time to time by Employer.

     5. Termination.
        ------------

          5.1  This  Agreement  and  Employee's   employment  hereunder  may  be
terminated at any time:


               (a)       Upon mutual agreement in writing.

               (b) By Employee upon the material breach by Employer of any of the material provisions of this Agreement.

               (c) By Employer for Cause. For purposes of this Agreement, the term "Cause" shall mean: (i) conduct on the part of Employee which is intended to result directly or indirectly in substantial gain or personal enrichment at the expense of Employer; (ii) the material breach by Employee of any of the provisions of this Agreement: or
                         (iii) the failure by Employee to substantially perform his duties hereunder.

Further, this Agreement and Employee's employment hereunder shall automatically terminate upon the death, disability or insanity of Employee or the bankruptcy of Employer or the discontinuance of Employer's Business.

          5.2 Notwithstanding the termination of this Agreement or of Employee's employment hereunder, the parties hereto shall he required to carry out any provision hereof which contemplate performance by them subsequent to such termination, nor shall such termination affect any liability or obligation which has accrued prior to such termination, including but not limited to, accrued but unpaid compensation and any liability for loss or damage on account of default.


          5.3 Following any termination of employment hereunder, or notice thereof, Employee shall fully cooperate with Employer in all matters relating to the winding up of his pending work on behalf of Employer and the orderly transfer of any such pending work to other employees of Employer as may be designated by Employer. In consideration thereof, Employer shall pay Employee for any services rendered post-termination at a rate equivalent to the hourly rate payable to Employee during the Initial Term or the Extension Term, as applicable, during which the termination occurred.

          5.4 Upon termination of this Agreement, or whenever requested by Employee, Employee shall immediately turn over to Employer all of Employer's property, including all items used by Employee in rendering services hereunder, that may be in Employee's possession or under his control.

     6. Covenant Not to Compete: Disclosure of Information.
        ---------------------------------------------------

          6.1 Solicitation.
              ------------

               6.1.1 For a period of six months after the date of termination of this Agreement, Employee shall not, whether alone or as a partner, officer, director, employee or shareholder (or other holder of an equity interest) of, or consultant, advisor or lender to, any other corporation, partnership or other entity, or as a trustee, fiduciary or other representative, solicit Employer's customers with respect to, engage in or have any interest, including, as a creditor, in any person, partnership, corporation, association,or other business entity, whether as employee, officer, director, agent, consultant, stockholder or holder of any right to any form of equity ownership, or otherwise, that engages in the Business.

               6.1.2 Employee shall not, during, or for a period of six (6) months after the term of this Agreement, solicit any employee, sales representative or independent contractor of Employer for employment by any person, firm, partnership, corporation, association or other entity for any reason or purpose allied or related to the Business whatsoever.

     6.2 Non Disclosure.
         ---------------

               6.2.1 Employee hereby recognizes and acknowledges that: (i) Employee will be making use of, acquiring, and/or adding to proprietary information of a special and unique nature and value relating to and including but not limited to, such matters Employer's trade secrets, systems, procedures, manuals, confidential reports. lists of suppliers, research and development projects, policies, processes, formulas, techniques, know-how and facts relating to sales, advertising, mailing, promotions, financial matters, customers, customer lists, purchases or requirements or other methods used and preferred by Employer in its operations, (ii) the Company will disclose certain proprietary information to Obligator including, but not limited to, the details of any statistical or financial data, the operations and structure of the business of Employer, and manuals, forms, techniques, methods or procedures of Employer used by or made available to Employee in the course of Employee's employment (the information referenced to in paragraphs 6.2.1 (i) and (ii) above are hereinafter collectively referred to as the "Proprietary Information").

               6.2.2 Employee hereby recognizes and acknowledges that the Proprietary Information is a valuable, special and unique asset of Employer's business.

               6.2.3 Employee will not at any time directly or indirectly make use of, divulge or disclose any,of the Proprietary Information or any part thereof for any purpose whatsoever to any person, firm, corporation, association or other entity for any reason or purpose whatsoever that has been obtained by, or disclosed to, him as a result of his relationship with Employer. Immediately upon request by Employer, Employee shall return to Employer any and all materials relating to Proprietary Information.

          6.3 Acknowledgement.
              ---------------
               6.3.1 Employee acknowledges that the covenants contained in this Section 6 are a material inducement for Employer to enter into this Agreement and to perform its obligations hereunder and that the services Employer is to render to Employer hereunder are of a special and unusual character with a unique value to Employer. Employee acknowledges that it would take at least six
                         (6) months for Employer to retain and train personnel to replace Employee. Accordingly, Employee acknowledges that the restrictions contained in this Section 6 are reasonably necessary for the protection of Employer's business and that a breach of any such restrictions could not adequately be compensated by damages in an action at law.

               6.3.2 In the event of a breach or threatened breach by Employee of any provision contained in this Section 6, Employer shall be entitled to obtain, by posting an appropriate bond, an injunction (preliminary or permanent, or a temporary restraining order)restraining Employee from the activity or threatened activity constituting or that would constitute a breach.

               6.3.3 In the event of a breach by Employee of any provision contained under this Section 6, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or other benefits that Employee, directly or indirectly, has realized and/or may realize as a result of, arising out of or in connection of any such breach.

               6.3.4 The remedies provided in this Section 6 shall be in addition to, and not in lieu of, any and all other remedies of Employer at law or in equity.

     7. Miscellaneous.
        --------------

          7.1 Notice. Notices required or permitted to he given hereunder shall be sufficient if in writing and delivered or deposited in the mail, postage prepaid, certified mail, return receipt requested (or the equivalent in a foreign country), addressed, if to Employer, at its principal place of business and, if to Employee, at the address set forth in Employer's employee records or to such other address as may be designated in writing hereafter by either party hereto. All notices hereunder shall be effective: (a) five (5) days after deposit in the mail; or (b) upon delivery, if delivered in person or by commercial express service.

          7.2 Burden Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of any successor of Employer and any such successor shall be deemed substituted for Employer under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or business of Employer.

          7.3 Entire Agreement. This Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the employment of Employee and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the parties intended to be bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the parties against whom the waiver is sought to he enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or any other time.

          7.4 Arbitration. ln the event any dispute or controversy arising out of this Agreement cannot be settled by Employer and Employee, such controversy or dispute, at the election of either Employer or Employee, by written notice to the other, may be submitted to arbitration in Phoenix, Arizona, and for this purpose Employer and Employee each hereby expressly consent to such arbitration and such place. In the event Employer and Employee cannot, within l5 days following the election to submit the dispute or controversy to arbitration, mutually agree upon an arbitrator to settle their dispute or controversy, then Employer and Employee shall each select one arbitrator and the two arbitrators shall select a third arbitrator. The decision of the majority of said arbitrators shall be binding upon Employer and Employee for all purposes, and judgment to enforce any such binding decision may be entered in the Superior Count, Maricopa County, Arizona (and for this purpose Employer and Employee hereby irrevocably consent to the jurisdiction of said court). If either Employer or Employee fails to select an arbitrator within fifteen (15) days after written demand from the other party to do so, then the Chief Judge in the United States District Court of the District of Arizona shall select such other arbitrator. At the election of either Employer or Employee, all arbitrators shall be selected pursuant to the then existing rules and regulations of the American Arbitration Association governing commercial transactions. At the request of either Employer or Employee, arbitration proceedings shall be conducted in the utmost secrecy. In such case, all document, testimony and records shall be available for inspection only for purposes of the arbitration and only by either party and their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy. In all other respects, the arbitrators shall conduct all proceedings pursuant to the Uniform Arbitration Act as adopted by the State of Arizona and the then existing rules and regulations of the American Arbitration Association governing commercial transactions. The costs of the arbitration and the arbitrators shall be borne by the non-prevailing party, as determined by the arbitrators, and each party shall bear their own attorney's fees.

          7.5  Prohibition  Against  Assignment.  This  Agreement is personal to
Employee and Employee shall not assign or delegate any of his rights or obligations hereunder without first obtaining the written consent of Employer.

          7.6 Governing Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise by the laws of the State of Arizona. The section headings used in this Agreement are included so]ely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

          7.7 Severability. The provisions of this Agreement shall he deemed severable and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

     IN WITNESS WHEREOF, the parties have executed this document to he effective the date first above written.


                                 GUM TECH INTERNATIONAL, INC.,
                                 a Utah corporation



                                 By: /S/  JOHN EPERT
                                     ------------------------------------------
                                     John Epert, President

                                                   (EMPLOYER)


                                    /S/  RICHARD RATCLIFF
                                    -------------------------------------------

                                                   (EMPLOYEE)